                                                                   Exhibit 10.32

                          BIOMIMETIC THERAPEUTICS, INC.

                                 THIRD AMENDMENT
                     TO 2001 LONG-TERM STOCK INCENTIVE PLAN

         This third amendment (the "Amendment") to the BioMimetic Therapeutics,
Inc. 2001 Long-Term Stock Incentive Plan (the "Stock Incentive Plan") is
effective as of March 31, 2006. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Stock Incentive Plan.

         Section 5.2(2) of the Stock Incentive Plan is hereby amended and restated as follows:

         "(2) Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of
         1,500,000 shares of stock; provided, however, that the aggregate pool of shares of Stock available for grant under the Plan shall increase automatically on the first business day of each calendar year, commencing with January 2, 2007 to equal the lesser of (i) 17% of the
         Company's outstanding stock as of such date, (ii) 10,000,000 of Shares or (iii) a lesser number of Shares determined by the Board (the
         "Evergreen Pool"). Beginning on the tenth anniversary of the effective date of this Amendment, the Evergreen Pool shall not increase automatically as set forth in this Section 5.2(2) unless the Stock
         Incentive Plan is approved by the Company's shareholders no later than each 10 year anniversary of the effective date of this Amendment."

         Section 5.1of the Stock Incentive Plan is hereby amended and restated
as follows:

         "5.1 EFFECTIVE DATE. The Plan shall be effective as of the Effective
Date; provided, however, that to the extent that Awards are granted under the
Plan prior to its approval by the Shareholders, the Awards shall be contingent on approval of the Plan by the Shareholders within twelve months before or after the Effective Date and consistent with the requirements for shareholder approval of matters requiring Shareholder approval under the Company's organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date."

         As amended hereby, all of the terms and conditions of the Stock
Incentive Plan remain in full force and effect.